UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-19658	75-2398532
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6250 LBJ Freeway, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment Interim Chief Financial Officer

On May 20, 2021, the Board of Directors of the Company appointed Marc Katz as the Company's Interim Chief Financial Officer, effective May 20, 2021. Mr. Katz is replacing Brian T. Vaclavik as Interim Chief Financial Officer. Mr. Vaclavik is remaining in his position as Chief Accounting Officer.

Mr. Katz worked at Burlington Stores Inc. from 2008 through 2019 with his last position being Chief Financial Officer/Principal. During his tenure at Burlington, he oversaw finance, information technology, supply chain, asset protection and legal. Prior to his eleven years at Burlington, Mr. Katz served as Chief Financial Officer and Executive Vice President of A.C. Moore Arts & Crafts and Chief Information Officer and Senior Vice President at Foot Locker, Inc.

Mr. Katz received his MBA from St. Louis University and an undergraduate degree from the University of Missouri – St. Louis.

On May 18, 2021, Tuesday Morning, Inc., a wholly-owned subsidiary of Tuesday Morning Corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Marc Katz (the “Consultant”). Under the terms of the Agreement, the Consultant will receive a fee (the “Consulting Fee”) of $50,000.00 per calendar month worked. Additionally, the Consultant shall be entitled to a bonus (the “First Incentive Bonus”) of $100,000.00 upon the Consultant working full-time for the Company for ninety days from the date of the Agreement. Further, the Consultant shall be entitled to an additional bonus (the “Second Incentive Bonus”) of $150,000.00 upon the Consultant working full-time for the Company for one hundred and eighty days from the date of the Agreement.

The foregoing summary is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Company is not aware of any related transactions or relationships between Mr. Katz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Katz does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Katz and any other person pursuant to which Mr. Katz was selected as an officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Consulting Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2021	TUESDAY MORNING CORPORATION

	By:	/s/ Bridgett C. Zeterberg
	Name:	Bridgett C. Zeterberg
	Title:	Executive Vice President Human Resources, General Counsel and Corporate Secretary